Exhibit 99.1

REX ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008

Introduction

On March 24, 2009, Rex Energy Corporation (the “Company”), through its wholly owned subsidiary, Rex Energy I, LLC, a Delaware limited liability company, completed the sale of certain oil and gas leases, wells and related assets predominantly located in the Permian Basin in Texas and New Mexico to Adventure Exploration Partners, LLC (“Adventure”). The sale price was $18 million before purchase price adjustments, based on an effective date of October 1, 2008. As a result of such purchase price adjustments, the Company received approximately $17.3 million in net proceeds. Certain purchase price adjustments have been estimated to reflect their value as of December 31, 2008.

Pursuant to the accounting rules for discontinued operations, the Company has classified all financial amounts related to its operations in the Southwest Region as discontinued operations in its historical financial statements. The accompanying unaudited pro forma consolidated balance sheet includes the Company’s total operations. As a result, assets and liabilities related to the Company’s discontinued operations in the Southwest Region are included in the balance sheet. The accompanying unaudited pro forma consolidated statement of operations also includes the Company’s total operations. As a result, revenues and expenses related to the Company’s discontinued operations in the Southwest Region are included in the statement of operations.

The Company has previously disclosed that it intends to use the proceeds from the sale of these non-core assets to help fund their core operations, which include Marcellus Shale drilling projects in the Appalachian Basin and the Lawrence Field Alkali-Surfactant-Polymer (“ASP”) Flood Project development in the Illinois Basin.

The adjustments reflected in the unaudited pro forma consolidated financial statements are based on currently available information and certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments. However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the sale of their assets in the Southwest Region. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with U.S. generally accepted accounting principles.

The unaudited pro forma consolidated financial statements do not assert to present the Company’s results of operations had the Southwest Region sale been completed at the dates indicated. In addition, they do not project the Company’s results of operations for any future period.

REX ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

($ in Thousands, Except Per Share Data)

	December 31, 2008
	Rex Energy Corporation Historical	Pro Forma Adjustments		Rex Energy Corporation Pro Forma
ASSETS
Current Assets
Cash and Cash Equivalents	$7,046	$17,704	(a)	$24,346
Accounts Receivable	5,840	—		5,840
Short-Term Derivative Instruments	8,153	—		8,153
Inventory, Prepaid Expenses and Other	3,179	(1,911	)(b)	1,268

Total Current Assets	24,218	15,793		39,607

Property and Equipment
Evaluated Oil and Gas Properties	228,111	(25,325)		202,786
Unevaluated Oil and Gas Properties	65,564	—		65,564
Other Property and Equipment	19,392	(3)		19,389
Wells and Facilities in Progress	22,960	—		22,960
Pipelines	3,457	—		3,457

Total Property and Equipment	339,484	(25,328)		314,156
Less: Accumulated Depreciation, Depletion and Amortization	(70,885)	6,587		(64,298)

Net Property and Equipment	268,599	(18,741	)(c)	249,858
Intangible Assets and Other Assets – Net	1,628	—		1,628
Long-Term Derivative Instruments	7,561	—		7,561

Total Assets	$302,006	$(2,948)		$298,654

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$7,349	$(854	)(d)	$7,180
Accrued Expenses	7,388	—		7,388
Short-Term Derivative Instruments	166	(166	)(e)	—
Current Deferred Tax Liability	2,785	—		2,785

Total Current Liabilities	17,688	(1,020)		17,353

Senior Secured Line of Credit and Long-Term Debt	15,000	—		15,000
Long-Term Derivative Instruments	1,868	(392	)(e)	1,476
Long-Term Deferred Tax Liability	11,995	—		11,995
Other Deposits and Liabilities	7,322	—		7,322
Future Abandonment Cost	16,285	(1,111	)(f)	15,174

Total Liabilities	70,158	(2,523)		68,320
Owners’ Equity
Common Stock, $.001 par value per share, 100,000,000 shares and 36,569,712 shares issued and outstanding on December 31, 2008	37	—		37
Additional Paid-In Capital	291,133	—		291,133
Accumulated Deficit	(59,322)	(425	)(g)	(60,836)

Total Owners’ Equity	231,848	(425)		230,334

Total Liabilities and Owners’ Equity	$302,006	$(2,948)		$298,654

See accompanying notes to the unaudited pro forma consolidated financial statements.

REX ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

($ and Shares in Thousands, Except Per Share Data)

	December 31, 2008
	Rex Energy Corporation Historical	Pro Forma Adjustments(h)	Rex Energy Corporation Pro Forma
Statement of Operations Data:
Operating Revenues:
Oil and Gas Sales	$90,742	$(6,729)	$84,013
Other Revenue	510	(387)	123
Realized (Loss) from Derivatives	(16,167)	—	(16,167)

Total Operating Revenues	75,085	(7,116)	67,969

Operating Expenses:
Production and Lease Operating Expense	28,775	(2,264)	26,511
General and Administrative	16,091	(906)	15,185
Impairment Expense	80,078	(8,729)	71,349
Loss (Gain) on Disposal of Assets	6,509	384	6,893
Exploration Expense	5,459	(2,198)	3,261
Depletion, Depreciation, Amortization and Accretion	39,469	(1,565)	37,904

Total Operating Expenses	176,381	(15,278)	161,103

(Loss) Income from Operations	(101,296)	8,162	(93,134)

Other Income (Expense):
Interest Income	328	—	328
Interest Expense	(1,342)	—	(1,342)
Unrealized Gain (Loss) from Derivatives	43,188	558	43,746
Other Expense	(166)	(2)	(168)

Total Other Income (Expense)	42,008	556	42,564
(Loss) Income from Continuing Operations Before Income Tax	(59,288)	8,718	(50,570)
Income Tax Benefit	10,903	(1,736)	9,167

(Loss) Income from Continuing Operations	$(48,385)	$6,982	$(41,403)

Earnings from Continuing Operations Per Share:
Basic	$(1.40)		$(1.20)
Diluted	$(1.40)		$(1.20)

Weighted Average Common Shares Outstanding:
Basic	34,595		34,595

Diluted	34,595		34,595

See accompanying notes to the unaudited pro forma consolidated financial statements.

REX ENERGY CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The historical consolidated balance sheet as of December 31, 2008 and historical consolidated statement of operations for the year ending December 31, 2008 is derived from and should be read in conjunction with the Company’s audited financial statements in our December 31, 2008 Form 10-K, which was filed on March 11, 2009.

The pro forma adjustments in the accompanying consolidated balance sheet have been prepared as if the sale of our Southwest Region assets was completed on December 31, 2008. The pro forma adjustments in the accompanying consolidated statement of operations have been prepared as if the sale of our Southwest Region assets was completed on January 1, 2008.

These pro forma financial statements do not contend to be indicative of the financial position or results of the Company’s operations as of such date or for such periods, nor are they necessarily indicative of future results.

2.	Pro Forma Adjustments and Assumptions

The unaudited pro forma consolidated financial statements give pro forma effect to the following:

(a) Reflects the estimated proceeds received on the sale of the Company’s Southwest Region assets at December 31, 2008, including approximately $1.8 million that was received as a deposit during the fourth quarter of 2008 and included in Inventory, Prepaid Expenses and Other. The cash received assumes a purchase price adjustment of approximately $296,000, which represents operating income received by the Company from the operations of the Southwest Region properties between October 1, 2008, the effective date of the sale, and December 31, 2008.

(b) Reflects approximately $111,000 in oil inventory as of October 1, 2008, which is the effective date of the sale. Additionally, this adjustment reclassifies approximately $1.8 million to Cash and Cash Equivalents, an amount that was received as a deposit during the fourth quarter 2008.

(c) Reflects the net book value of property and equipment to be transferred at the date of sale.

(d) Reflects certain payables that transferred to Adventure at the closing date as well as estimates for transaction fees and severance wages that became payable at the closing date.

(e) Reflects the mark-to-market value on derivative instruments entered into on Adventure’s behalf, specifically related to the Southwest Region assets.

(f) Reflects the future abandonment costs associated with the Southwest Region assets.

(g) Reflects the approximate net loss associated with the sale of the Southwest Region assets.

(h) Reflects the results from operations related to the Southwest Region assets for the year ending December 31, 2008, as well as the loss associated with the sale of those assets.